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                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, dated as of December 28, 2004, by and between Enterprise Capital Management, Inc., a Georgia corporation (the "Manager"), and Marsico Capital Management, LLC, a Delaware limited liability company ("Adviser").

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Manager has entered into an Investment Management Agreement dated December 28, 2004 with The Enterprise Group of Funds II, Inc. ("Corporation") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

     WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

     WHEREAS, the Board of Directors of the Corporation and the Manager have retained the Adviser to render investment advisory and other services to the portfolio(s) specified in Appendix A hereto, each a series of the Corporation (each a "Portfolio" and collectively, the "Portfolios"), in the manner and on the terms hereinafter set forth;

     WHEREAS, the Manager has the authority under the Investment Management Agreement with the Corporation to select advisers for each Portfolio of the Corporation; and

     WHEREAS, the Adviser is willing to furnish such services to the Manager and each Portfolio;

     NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.   APPOINTMENT OF ADVISER

     The Manager hereby appoints the Adviser to act as an investment adviser for each Portfolio, subject to the supervision and oversight of the Manager and the Directors of the Corporation, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Corporation or the Manager in any way or otherwise be deemed an agent of the Corporation or the Manager except as expressly authorized in this Agreement or another writing by the Corporation, the Manager and the Adviser.

2.   ACCEPTANCE OF APPOINTMENT

     The Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     The assets of each Portfolio will be maintained in the custody of a custodian (who shall be identified by the Manager in writing). The Adviser will not have custody of any securities, cash or other assets of the Portfolio and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Adviser.

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3.   SERVICES TO BE RENDERED BY THE ADVISER TO THE CORPORATION

     A. As investment adviser to each Portfolio, the Adviser will coordinate the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the supervision and control of the Manager and the Directors of the Corporation.

     B. As part of the services it will provide hereunder, the Adviser will:

          (i) obtain and evaluate, to the extent deemed necessary and advisable by the Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

          (ii) formulate and implement a continuous investment program for the Portfolio;

          (iii) take whatever steps are necessary to implement the investment program for the Portfolio by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Corporation as necessary for the appropriate implementation of the investment program of the Portfolio;

          (iv) keep the Directors of the Corporation and the Manager fully informed in writing on an ongoing basis as agreed by the Manager and Adviser of all material facts concerning the investment and reinvestment of the assets in the Portfolio, the Adviser and its key investment personnel and operations, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Directors of the Corporation and the Adviser will attend meetings with the Manager and/or the Directors, as reasonably requested, to discuss the foregoing;

          (v) in accordance with procedures and methods established by the Directors of the Corporation, which may be amended from time to time, provide assistance in determining the fair value of certain portfolio securities and other investments/assets in the Portfolio when market quotations are not readily available for purposes of calculating the Portfolio's net asset value;

          (vi) provide any and all material composite performance information, records and supporting documentation about accounts the Adviser manages, if appropriate, which are relevant to the Portfolio and that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolio that may be reasonably necessary, under applicable laws, to allow the Portfolio or its agent to present information concerning Adviser's prior performance in the Corporation's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Portfolio or its agent; and

          (vii) cooperate with and provide reasonable assistance to the Manager, the Corporation's administrator, the Corporation's custodian and foreign custodians, the

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     Corporation's transfer agent and pricing agents and all other agents and representatives of the Corporation and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Corporation and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

     C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Corporation's Articles of Incorporation, as the same may be hereafter modified and/or amended from time to time ("Corporation Articles"); (ii) the By-Laws of the Corporation, as the same may be hereafter modified and/or amended from time to time ("By-Laws");
(iii) the currently effective Prospectus and Statement of Additional Information of the Corporation filed with the SEC and delivered to the Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI");
(iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Corporation and the Portfolio(s); (v) the Corporation's policies and procedures adopted from time to time by the Board of Directors of the Corporation; and (vi) the written instructions of the Manager. Prior to the commencement of the Adviser's services hereunder, the Manager shall provide the Adviser with current copies of the Corporation Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Directors. The Manager undertakes to provide the Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

     D. In furnishing services hereunder, the Adviser will not consult with any other adviser to (i) the Portfolio, (ii) any other Portfolio of the Corporation or (iii) any other investment company under common control with the Corporation concerning transactions of the Portfolio in securities or other assets. (This shall not be deemed to prohibit the Adviser from consulting with any of its affiliated persons concerning transactions in securities or other assets. This shall also not be deemed to prohibit the Adviser from consulting with any of the other covered advisers concerning compliance with paragraphs a and b of rule 12d3-1.)

     E. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Adviser's duties under this Agreement.

     F. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute transactions for each Portfolio (i) in accordance with any written policies, practices or procedures that may be established by the Board of Directors or the Manager from time to time and which have been provided to the Adviser or (ii) as described in the Corporation's Prospectus and SAI. In placing any orders for the purchase or sale of investments for each Portfolio, in the name of the Portfolio or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Corporation and the Portfolio.

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     G. Subject to the appropriate policies and procedures approved by the Board of Directors, Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause each
Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Corporation's Board of Directors, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. Subject to seeking best execution, the Board of Directors or the Manager may direct the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Corporation is required to pay or for which the Corporation is required to arrange payment.

     H. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio(s) as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner which the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Portfolio and to its other clients over time. The Manager agrees that Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Portfolio. The Manager also acknowledges that Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Portfolio, and that Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Portfolio any investment that Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Portfolio.

     I. The Adviser will maintain all accounts, books and records with respect to each Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

     J. The Adviser will, unless and until otherwise directed by the Manager or the Board of Directors, exercise all rights of security holders with respect to securities held by each Portfolio, including, but not limited to: voting proxies, converting, tendering, exchanging or redeeming securities; acting as a claimant in class action litigation (including litigation with respect to securities previously held); and exercising rights in the context of a bankruptcy or other reorganization.

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4.   COMPENSATION OF ADVISER

     The Manager will pay the Adviser an advisory fee with respect to each Portfolio as specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for the Portfolio based on the net assets of the Portfolio on each day and accrued on a daily basis.

5.   LIABILITY AND INDEMNIFICATION

     A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Corporation as a result of any error of judgment or mistake of law by the Adviser or its Affiliates with respect to each Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser or its Affiliates for, and the Adviser shall indemnify and hold harmless the Corporation, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Corporation by the Adviser Indemnitees (as defined below) for use therein.

     B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Corporation shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to each Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio(s) or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Corporation.

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6.   REPRESENTATIONS OF MANAGER

     The Manager represents, warrants and agrees that:

     A. The Manager has been duly authorized by the Board of Directors of the Corporation to delegate to the Adviser the provision of investment services to each Portfolio as contemplated hereby.

     B. The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Adviser with a copy of such code of ethics.

     C. The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.

     D. The Manager (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best or its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (v) will promptly notify Adviser of the occurrence of any event that would disqualify Manager from serving as investment manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Manager will also promptly notify the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio(s), provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

7.   REPRESENTATIONS OF ADVISER

     The Adviser represents, warrants and agrees as follows:

     A. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify each Portfolio and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio(s), provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

     B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a

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copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the president, Chief Operating Officer or a vice-president of the Adviser shall certify to the Manager that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Manager, the Adviser shall permit the Manager, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1) and all other records relevant to the Adviser's code of ethics.

     C. The Adviser has provided the Corporation and the Manager with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and promptly will furnish a copy of all amendments to the Corporation and the Manager at least annually. Such amendments shall reflect all changes in the Adviser's organizational structure, professional staff or other significant developments affecting the Adviser, as required by the Advisers Act.

     D. The Adviser will notify the Corporation and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are the portfolio manager(s) of the Portfolio(s), in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Corporation, if any, arising out of an assignment or change in control.

     E. The Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

     F. The Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Corporation, the Portfolio(s), the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority. However, the Adviser may use the performance of the Portfolio in its composite performance.

8.   NON-EXCLUSIVITY

     The services of the Adviser to the Manager, the Portfolio(s) and the Corporation are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.   SUPPLEMENTAL ARRANGEMENTS

     The Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to the Portfolio(s) that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Corporation shall have any obligations with respect thereto or otherwise arising under the Agreement.

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10.  REGULATION

     The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11.  RECORDS

     The records relating to the services provided under this Agreement shall be the property of the Corporation and shall be under its control; however, the Corporation shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Corporation by the Adviser free from any claim or retention of rights therein, provided that the Adviser may retain any such records that are required by law or regulation. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only as required to perform their duties or if the Corporation has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12.  DURATION OF AGREEMENT

     This Agreement shall continue in effect for a period more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Directors provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval.

13.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors, including a majority of the Independent Directors, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Corporation and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Corporation is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14.  USE OF ADVISER'S NAME

     The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Manager and the Corporation shall have the right to use

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such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

     Upon termination of this Agreement, the Manager and the Corporation shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Corporation agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Corporation makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15.  CONFIDENTIALITY

     The Manager acknowledges that the securities holdings of each Portfolio constitutes information of value to the Adviser, and agrees: (1) not to use for any purpose, other than for the Manager or the Corporation, or their agents, to supervise or monitor the Adviser, the holdings or other trading-related information of the Portfolio; and (2) not to disclose the Portfolio's holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Directors of the Corporation, counsel to the Board, counsel to the Corporation, the administrator or any sub-administrator, the independent accountants and any other agent of the Corporation; or (d) as otherwise agreed to by the parties. Further, the Manager agrees that information supplied by the Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Adviser, and the Manager agrees not to disclose any of the information contained in such materials except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Directors of the Corporation, counsel to the Board, counsel to the Corporation, the administrator or any sub-administrator, the independent accounts and any other agent of the Corporation; or (iv) as otherwise agreed to by the parties hereto in writing.

16.  AMENDMENTS TO THE AGREEMENT

     Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the Portfolios of the Corporation.

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17.  ASSIGNMENT

     Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Adviser without the prior written consent of the Corporation and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Corporation and the Manager of any changes in the portfolio manager(s) of the Portfolio(s) within a reasonable time thereafter.

18.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties with respect to each Portfolio.

19.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

20.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

     For: Enterprise Capital Management, Inc.
          Steven M. Joenk, President
          1290 Avenue of the Americas, 8th Floor
          New York, New York  10104

     For: The Enterprise Group of Funds II, Inc.
          Patricia Louie, Vice President and Secretary
          1290 Avenue of the Americas, 8th Floor
          New York, New York  10104

     For: Marsico Capital Management, LLC
          President
          1200 17th Street
          Suite 1300
          Denver, Co  80202

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21.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

22.  CORPORATION AND SHAREHOLDER LIABILITY

     The Manager and Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Articles of Incorporation of the Corporation and agree that obligations assumed by the Corporation pursuant to this Agreement shall be limited in all cases to the Corporation and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Portfolio. The Manager and Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio(s), nor from the Directors or any individual Director of the Corporation.

23.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

24.  INTERPRETATION

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

ENTERPRISE CAPITAL MANAGEMENT, INC.     MARSICO CAPITAL MANAGEMENT, LLC


By: /s/ Steven M. Joenk                 By: /s/ Kenneth M. Johnson
    ---------------------------------       ------------------------------------
    Steven M. Joenk                         Kenneth M. Johnson
    President                               Executive Vice President

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                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

     The Manager shall pay the Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio                                     Annual Advisory Fee
---------                                     -------------------
Enterprise Capital Appreciation   0.45% of the Portfolio's average daily net
Fund                              assets.

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